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EXHIBIT 99.4

U.S. CONTACT
Ellen Gonda/Christina Stenson
Brunswick Group
+1-212-333-3810
DURA@brunswickgroup.com

FOR IMMEDIATE RELEASE

    DURA AUTOMOTIVE'S CHAPTER 11 CASE IN THE UNITED STATES RECOGNIZED AS MAIN
                PROCEEDINGS BY ONTARIO SUPERIOR COURT OF JUSTICE

  Access to Debtor-in-Possession Financing and First Day Motions Recognized in
                                     Canada

ROCHESTER HILLS, Mich., November 2, 2006 - DURA Automotive Systems, Inc. (Nasdaq: DRRA), announced today that a Canadian court, the Ontario Superior Court of Justice, entered a "Foreign Recognition Order," which recognized under Canadian law the Chapter 11 bankruptcy proceedings commenced by DURA and its U.S. and Canadian subsidiaries filed in the United States Bankruptcy Court for the District of Delaware on October 30, 2006.

DURA's European and other operations outside of the U.S. and Canada, accounting for approximately 51% of DURA's revenue, are not part of the Chapter 11 proceedings nor are they part of the Canadian Court proceedings. DURA's European and other non-U.S. and non-Canadian operations therefore remain unaffected by either orders entered by the U.S. Bankruptcy Court or the Canadian Court's Foreign Recognition Order.

In the Foreign Recognition Order, the Canadian Court also:

     - Granted a stay of all proceedings in Canada against DURA and its U.S. and Canadian subsidiaries;

     - Recognized the U.S. Bankruptcy Court's interim order authorizing DURA to access up to $50 million of the approximately $300 million in Debtor-in-Possession (DIP) financing from Goldman Sachs, GE Capital and Barclays;

     - Appointed RSM Richter Inc. as Information Officer for Canadian stakeholders in respect of DURA's Canadian recognition proceedings; and

     - Recognized all other "first day orders" of the U.S. Bankruptcy Court that DURA submitted to the Ontario Court for recognition.

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These other first day orders authorize DURA and its U.S. and Canadian subsidiaries to:

     - Pay employee salaries, wages and benefits that accrued prior to the petition filing date;

     - Pay certain critical pre-petition filing date vendor claims and certain claims of vendors whose goods were received within the 20-day period prior to the petition filing date;

     - Provide "adequate assurance" to utilities in the form of a deposit equal to an average of 2 weeks' worth of utilities' bills;

     - Pay all "trust fund" and similar taxes accruing prior to the petition filing date; and

     -    Continue using the pre-petition cash management system.

As has been previously announced, DURA and its U.S. and Canadian subsidiaries will be paying, in the ordinary course of business, all post-petition employee, wages, salaries and benefits accruing on and after the petition filing date. They will also be paying on a going-forward basis, and in the ordinary course of business, all vendors and service providers who provide goods and services to them after the petition filing date.

The Honorable Kevin J. Carey of the U.S. Bankruptcy Court for the District of Delaware is presiding over the Chapter 11 proceedings of Dura and its U.S. and Canadian subsidiaries. The case number for the Chapter 11 proceedings is 06-11202.

The Application Record filed in respect of yesterday's hearing and the Foreign Recognition Order will be posted at www.rsmrichter.com.

ABOUT DURA AUTOMOTIVE SYSTEMS, INC.

DURA Automotive Systems, Inc., is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim systems for the global automotive industry. The company is also a leading supplier of similar products to the recreation vehicle (RV) and specialty vehicle industries. DURA sells its automotive products to every North American, Japanese and European original equipment manufacturer (OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.

FORWARD-LOOKING STATEMENTS

This press release, as well as other statements made by DURA may contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the company's current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results

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to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of the company to continue as a going concern; (ii) the ability of the company to operate pursuant to the terms of the debtor-in-possession ("DIP") financing facility; (iii) the company's ability to obtain court approval with respect to motions in the chapter 11 proceeding prosecuted by it from time to time; (iv) the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; (iv) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; (v) the ability of the company to obtain and maintain normal terms with vendors and service providers; (vi) the company's ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of the Chapter 11 cases on the company's liquidity or results of operations; (viii) the ability of the company to execute its business plans, and strategy, including the operational restructuring initially announced in February 2006, and to do so in a timely fashion; (ix) the ability of the company to attract, motivate and/or retain key executives and associates; (x) the ability of the company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees; (x) general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; and (xi) increased competition in the automotive components supply market. Other risk factors are listed from time to time in the company's United States Securities and Exchange Commission reports, including, but not limited to the Annual Report on Form 10-K for the year ended December 31, 2005. DURA disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the company's various pre-petition liabilities, common stock and/or other equity securities. Additionally, no assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of DURA's common stock receiving no distribution on account of their interest and cancellation of their interests. Under certain conditions specified in the Bankruptcy Code, a plan of reorganization may be confirmed notwithstanding its rejection by an impaired class of creditors or equity holders and notwithstanding the fact that equity holders do not receive or retain property on account of their equity interests under the plan. In light of the foregoing, the company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the company urges that appropriate caution be exercised with respect to existing and future investments in DURA's common stock or other equity interests or any claims relating to pre-petition liabilities.